Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS

FOR THE FIRST QUARTER OF 2004 AND ANNOUNCES DIVIDEND

MENLO PARK, California, April 22, 2004 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2004.  The company also announced a quarterly dividend of $.06 per share to be paid to all shareholders of record as of May 25, 2004.  The dividend will be paid on June 15, 2004.

For the quarter ended March 31, 2004, net income was $15.4 million or $.09 per share, on revenues of $572.3 million.  Net loss for the prior year’s first quarter was $3.4 million or $.02 per share, on revenues of $473.2 million.  The $.09 income per share reported for the first quarter of 2004 includes $.01 income per share for the company’s Protiviti® subsidiary.

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Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc., said: “Fueled by continued improvement in U.S. labor market conditions, overall revenues for the company grew 21 percent year over year.  Results for our financial staffing divisions and Protiviti benefited from continuing demand for services related to the heightened focus on internal accounting controls and other corporate governance requirements.

“Protiviti, our internal audit and business risk consulting unit, more than doubled its revenues over the same period last year and achieved its first quarter of profitability,” Messmer said.  “These results demonstrate the market acceptance of Protiviti’s suite of risk consulting services, including Sarbanes-Oxley Section 404 compliance, co-sourced and outsourced internal audit, information technology (IT) audit, IT security, and other areas.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT to discuss the quarterly financial results.  The dial-in number is 888-469-0487 (+1-210-839-8500 outside the United States) and the passcode is “Robert Half International.”  A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on April 28, 2004.  The dial-in number for the replay is 800-839-2290 (+1-402-998-0585 outside the United States).  The conference call will also be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm.  RHI is a recognized leader in professional staffing and consulting services and is the parent company of Protiviti (www.protiviti.com), a leading independent internal audit and risk consulting firm.

The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.  RHI serves its clients and candidates through more than 325 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions.  These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of qualified candidates for temporary employment or the company’s ability to attract qualified candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; and whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general.

With respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; significant costs and diversion of management time could be incurred in integrating key personnel into Protiviti; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and we could become involved in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results.  The company undertakes no obligation to update information contained in this release.

A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2004	2003
	(Unaudited)

Net service revenues	$572,282	$473,228
Direct costs of services	356,255	303,576

Gross margin	216,027	169,652

Selling, general and administrative expenses	191,131	172,908
Amortization of intangible assets	89	2,775
Interest income	(634)	(781)

Income (loss) before income taxes	25,441	(5,250)
Provision (benefit) for income taxes	10,025	(1,811)

Net income (loss)	$15,416	$(3,439)

Diluted net income (loss) per share	$.09	$(.02)

Shares:
Basic	169,311	168,352
Diluted	174,771	168,352

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2004	2003
	(Unaudited)
REVENUES:
Accountemps	$228,149	$204,297
OfficeTeam	131,503	120,587
Robert Half Technology	59,314	50,749
Robert Half Management Resources	70,748	51,147
Robert Half Finance & Accounting	28,858	22,340
Protiviti	53,710	24,108
Total	$572,282	$473,228

GROSS MARGIN:
Temporary and consultant staffing	$171,164	$148,662
Permanent placement staffing	28,858	22,340
Risk consulting and internal audit services	16,005	(1,350)
Total	$216,027	$169,652

OPERATING INCOME (LOSS):
Temporary and consultant staffing	$18,999	$8,591
Permanent placement staffing	2,673	(629)
Risk consulting and internal audit services	3,224	(11,218)
Total	$24,896	$(3,256)

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$89	$2 ,775
Depreciation expense	$13,113	$13,762
Capital expenditures	$8,592	$11,030
Open market repurchases of common stock (shares)	919	992

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2004	2003
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$368,469	$306,458
Accounts receivable, less allowances	$284,202	$227,072
Total assets	$1,009,038	$932,077
Current liabilities	$220,200	$198,195
Notes payable and other indebtedness, less current portion	$2,324	$2,397
Total stockholders’ equity	$786,514	$728,360